Exhibit 12.2
                                                                      10/22/101


                              ALABAMA POWER COMPANY
        Computation of ratio of earnings to fixed charges plus preferred dividend requirements for the five years ended December 31, 2000 and the twelve months ended September 30, 2001


                                                                                                                        Twelve
                                                                                                                        Months
                                                                                                                        Ended
                                                                         Year ended December 31,                     September 30,
                                                      ----------------------------------------------------------------------------
                                                         1996        1997        1998          1999         2000         2001
                                                         ----        ----        ----          ----         ----         ----
                                                      --------------------------Thousands   of  Dollars---------------------------
EARNINGS AS DEFINED IN ITEM 503 OF REGULATION S-K:
Earnings Before Interest and Income Taxes             $835,509     $855,526     $923,064     $931,725     $978,555     $906,533
      AFUDC - Debt funds                                 6,517        4,855        4,664       11,010       20,197       15,536
                                                      ---------    ---------    ---------    ---------    ---------    ---------
         Earnings  as defined                         $842,026     $860,381     $927,728     $942,735     $998,752     $922,069
                                                      =========    =========    =========    =========    =========    =========


FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                       $171,689     $169,536     $194,559     $193,968     $222,530     $223,693
   Interest  on interim  obligations                    20,617       22,787       11,012        9,865       10,759       15,790
   Amort of debt disc, premium  and expense, net         9,520        9,657       42,506       11,171       11,668       11,460
   Other interest  charges                              34,227       57,799       67,129       67,987       54,994       38,729
                                                      ---------    ---------    ---------    ---------    ---------    ---------
         Fixed charges as defined                      236,053      259,779      315,206      282,991      299,951      289,672
Tax  deductible   preferred  dividends                   1,605        1,589        1,236        1,089        1,089        1,089
                                                      ---------    ---------    ---------    ---------    ---------    ---------
                                                       237,658      261,368      316,442      284,080      301,040      290,761
                                                      ---------    ---------    ---------    ---------    ---------    ---------
Non-tax  deductible  preferred  dividends               24,997       12,997       13,407       15,375       15,067       14,753
Ratio  of net income  before  taxes to net income     x  1.522     x  1.538     x  1.563     x  1.585     x  1.602     x  1.660
                                                      ---------    ---------    ---------    ---------    ---------    ---------
Pref  dividend  requirements  before  income  taxes     38,045       19,989       20,955       24,369       24,137       24,490
                                                      ---------    ---------    ---------    ---------    ---------    ---------
Fixed  charges  plus  pref  dividend  requirements    $275,703     $281,357     $337,397     $308,449     $325,177     $315,251
                                                      =========    =========    =========    =========    =========    =========

RATIO OF EARNINGS TO FIXED CHARGES  PLUS
   PREFERRED  DIVIDEND  REQUIREMENTS                     3.05         3.06         2.75         3.06         3.07         2.92
                                                         ====         ====         ====         ====         ====         ====





Note: The above figures have been adjusted to give effect to Alabama Power Company's 50% ownership of Southern Electric Generating Company.